SLM Private Credit Student Loan Trust 2003-A Quarterly Servicing Report

Report Date:2/28/2005      Reporting Period: 12/1/04-02/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics				11/30/04	Activity	2/28/2005

A	i	Portfolio Balance			$899,254,325.28	$(14,652,777.25)	$884,601,548.03
	ii	Interest to be Capitalized			29,170,521.14		27,489,596.19

	iii	Total Pool			$928,424,846.42		$912,091,144.22

	iv	Cash Capitalization Account (CI)			58,502,550.00		58,502,550.00

	v	Asset Balance			$986,927,396.42		$970,593,694.22

	i	Weighted Average Coupon (WAC)			5.317%		5.998%
	ii	Weighted Average Remaining Term			167.31		166.43
	iii	Number of Loans			112,101		110,279
	iv	Number of Borrowers			71,349		70,251
	vi	Prime Loans Outstanding			$695,164,208		$689,061,167
	vii	T-bill Loans Outstanding			$228,962,643		$218,985,050
	viii	Fixed Loans Outstanding			$4,297,995		$4,044,928

						% of		% of
	Notes		Cusips	Spread	Balance 12/15/04	O/S Securities**	Balance 3/15/05	O/S Securities**

B	i	A-1 Notes	78443CAE4	0.110%	$410,017,741.84	42.460%	$393,684,039.64	41.470%
	ii	A-2 Notes	78443CAF1	0.440%	320,000,000.00	33.138%	320,000,000.00	33.708%
	iii	A-3 ARS	78443CAJ3	ARS	76,600,000.00	7.932%	76,600,000.00	8.069%
	iv	A-4 ARS	78443CAK0	ARS	76,600,000.00	7.932%	76,600,000.00	8.069%
	v	B Notes	78443CAG9	0.750%	34,570,000.00	3.580%	34,570,000.00	3.642%
	vi	C Notes	78443CAH7	1.600%	47,866,000.00	4.957%	47,866,000.00	5.042%

	vii	Total Notes			$965,653,741.84	100.000%	$949,320,039.64	100.000%

					12/15/2004		3/15/2005

C	i	Specified Reserve Account Balance ($)			$2,512,950.00		$2,512,950.00
	ii	Reserve Account Balance ($)			$2,512,950.00		$2,512,950.00
	iii	Cash Capitalization Acct Balance ($)			$58,502,550.00		$58,502,550.00
	iv	Initial Asset Balance			$1,063,682,728.92		$1,063,682,728.92
	v	Specified Overcollateralization Amount			$21,273,654.58		$21,273,654.58
	vi	Actual Overcollateralization Amount			$21,273,654.58		$21,273,654.58
	vii	Has the Stepdown Date Occurred?*			No		No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or March 17, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes.
See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2003-A     Transactions from: 12/1/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$19,420,042.36
	ii	Purchases by Servicer (Delinquencies >180)	2,086,297.17
	iii	Other Servicer Reimbursements	0.00
	iv	Other Principal Reimbursements	74,277.47

	v	Total Principal Collections	$21,580,617.00

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(6,465,234.14)
	iii	Capitalized Insurance Fee	(463,420.98)
	iv	Other Adjustments	815.37

	v	Total Non-Cash Principal Activity	$(6,927,839.75)

C	Total Student Loan Principal Activity		$14,652,777.25

D	Student Loan Interest Activity
	i	Interest Payments Received	$7,350,831.66
	ii	Purchases by Servicer (Delinquencies >180)	86,371.07
	iii	Other Servicer Reimbursements	22.89
	iv	Seller Reimbursements	1,279.59
	v	Late Fees	112,206.09
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$7,550,711.30

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	6,465,234.14
	iii	Other Interest Adjustments	2,547.26

	iv	Total Non-Cash Interest Adjustments	$6,467,781.40

F	Total Student Loan Interest Activity		$14,018,492.70

III. 2003-A     Collection Account Activity 12/1/2004 through: 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$18,791,303.31
	ii	Consolidation Principal Payments	628,739.05
	iii	Purchases by Servicer (Delinquencies >180)	2,086,297.17
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Principal	74,277.47

	vii	Total Principal Collections	$21,580,617.00

B	Interest Collections
	i	Interest Payments Received	$7,347,995.99
	ii	Consolidation Interest Payments	2,835.67
	iii	Purchases by Servicer (Delinquencies >180)	86,371.07
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	22.89
	vi	Other Re-purchased Interest	1,279.59
	viii	Collection Fees/Return Items	0.00
	ix	Late Fees	112,206.09

	x	Total Interest Collections	$7,550,711.30

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$426,976.14

G	Borrower Incentive Reimbursements		$131,088.45

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$4,327,397.20

J	Other Deposits		$195,226.72

	TOTAL FUNDS RECEIVED		$34,212,016.81

	LESS FUNDS PREVIOUSLY REMITTED:
		i Funds Allocated to the Future Distribution Account	$(7,573,429.90)
		ii Funds Released from the Future Distribution Account	$5,598,131.63

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$32,236,718.54

J	Amount released from Cash Capitalizaton Account		$—

K	AVAILABLE FUNDS		$32,236,718.54

L	Servicing Fees Due for Current Period		$518,502.14

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$538,502.14

IV. 2003-A Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	12/15/2004	$2,353,211.14
	ii		Total Allocations for Distribution Period	$5,220,218.76
	iii		Total Payments for Distribution Period	$(1,975,298.27)
	iv		Funds Released to the Collection Account	$(5,598,131.63)

	v		Total Balance Prior to Current Month Allocations	$0.00

	vi	Ending Balance	3/15/2005	$2,649,635.74

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		12/15/2004
	i		Primary Servicing Fees	$522,106.64
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	30,167.64
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	1,794,270.20
	v		Interest Accrued on the Class B & C Notes	0.00

	vi	Balance as of	12/15/2004	$2,353,211.14

	Monthly Allocation Date		1/15/2005
	i		Primary Servicing Fees	$524,565.02
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	24,843.94
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,046,899.98
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Total Allocations	$2,602,975.60

	Monthly Allocation Date		2/15/2005
	i		Primary Servicing Fees	$522,150.80
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	24,843.94
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,063,581.76
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Total Allocations	$2,617,243.16

C	Total Future Distribution Account Deposits Previously Allocated			$7,573,429.90

D	Current Month Allocations		3/15/2005
	i		Primary Servicing	$518,502.14
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	27,505.78
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,096,961.16
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Allocations on the Distribution Date	$2,649,635.74

V. 2003-A Auction Rate Security Detail

     A     Auction Rate Securities — Payments During Distribution Period

	Payment	Security	Interest	No. of
i	Date	Description	Rate	Days	Start Date	End Date	Interest Payment
	12/23/2004	SLMPC TRUST 2003A A3	2.170000%	27	11/26/2004	12/23/2004	$124,666.50
	01/05/2005	SLMPC TRUST 2003A A4	2.330000%	28	12/08/2004	01/05/2005	$138,816.22
	01/20/2005	SLMPC TRUST 2003A A3	2.420000%	28	12/23/2004	01/20/2005	$144,178.22
	02/02/2005	SLMPC TRUST 2003A A4	0.000100%	28	01/05/2005	02/02/2005	$142,986.67
	02/17/2005	SLMPC TRUST 2003A A3	2.480000%	28	01/20/2005	02/17/2005	$147,752.89
	03/02/2005	SLMPC TRUST 2003A A4	2.620000%	28	02/02/2005	03/02/2005	$156,093.78

ii Auction Rate Note Interest Paid During Distribution Period	12/15/04-03/15/05	$854,494.28
iii Broker/Dealer Fees Paid During Distribution Period	12/15/04-03/15/05	$71,067.79
iv Auction Agent Fees Paid During Distribution Period	12/15/04-03/15/05	$3,020.38
v Primary Servicing Fees Remitted		$1,046,715.82

vi Total		$1,975,298.27
- Less: Auction Rate Security Interest Payments due on the Distribution Date		$0.00
- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date		$0.00
- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date		$0.00

B Total Payments Out of Future Distribution Account During Distribution Period		$1,975,298.27

C Funds Released to Collection Account		$5,598,131.63

D Auction Rate Student Loan Rates	Dec-04	Jan-05	Feb-05
	4.34533%	4.34222%	5.01922%

VI.      2003-A            Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool		11/30/2004	2/28/2005

		June 16, 2003 to March 17, 2008	15%		$150,777,026.84	$150,777,026.84
		June 16, 2008 to March 15, 2011	18%
		June 15, 2011 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00

	v	Total Recoveries for Period			$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$5,945,912.74	$8,032,209.91
	iii	Cumulative Interest Purchases by Servicer			222,754.61	309,125.68

	iv	Total Gross Defaults:			$6,168,667.35	$8,341,335.59

VII. 2003-A            Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School	5.191%	5.915%	17,975	15,381	16.035%	13.947%	$141,331,780.92	$121,878,806.14	15.717%	13.778%

Grace	5.264%	6.062%	4,258	4,109	3.798%	3.726%	$38,816,928.19	$33,678,971.64	4.317%	3.807%

Deferment	5.483%	6.224%	6,534	7,395	5.829%	6.706%	$55,158,164.13	$62,730,116.56	6.134%	7.091%

TOTAL INTERIM	5.271%	6.026%	28,767	26,885	25.662%	24.379%	$235,306,873.24	$218,287,894.34	26.167%	24.676%
REPAYMENT
Active
Current	5.254%	5.898%	74,400	73,829	66.369%	66.947%	$578,535,334.33	$570,569,424.75	64.335%	64.500%
31-60 Days Delinquent	6.244%	6.699%	1,167	1,850	1.041%	1.678%	$10,074,518.01	$16,167,040.25	1.120%	1.828%
61-90 Days Delinquent	6.246%	6.794%	614	1,048	0.548%	0.950%	$5,748,551.34	$8,484,976.18	0.639%	0.959%
91-120 Days Delinquent	6.007%	7.236%	459	442	0.409%	0.401%	$4,167,407.40	$3,623,886.18	0.463%	0.410%
121-150 Days Delinquent	6.160%	7.466%	523	318	0.467%	0.288%	$4,236,402.49	$2,547,321.92	0.471%	0.288%
151-180 Days Delinquent	6.559%	7.169%	204	63	0.182%	0.057%	$1,735,927.17	$730,765.30	0.193%	0.083%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Forbearance	5.728%	6.369%	5,967	5,844	5.323%	5.299%	$59,449,311.30	$64,190,239.11	6.611%	7.256%

TOTAL REPAYMENT	5.334%	5.989%	83,334	83,394	74.338%	75.621%	$663,947,452.04	$666,313,653.69	73.833%	75.324%
GRAND TOTAL	5.317%	5.998%	112,101	110,279	100.000%	100.000%	$899,254,325.28	$884,601,548.03	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VIII.     2003-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.099%	75,731	$648,781,316.75	73.342%
- Law Loans	5.713%	26,919	163,576,406.89	18.492%
- Med Loans	5.705%	4,493	33,516,705.42	3.789%
- MBA Loans	5.680%	3,136	38,727,118.97	4.378%

- Total	5.998%	110,279	$884,601,548.03	100.000%

*Percentages may not total 100% due to rounding

IX. 2003-A            Interest Rate Swap and Cap Calculations

A	Swap Payments

					Counterparty A	Counterparty B

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$347,582,104.18	$347,582,104.18
	Counterparty Pays:
	ii	3 Month Libor			2.49000%	2.49000%
	iii	Gross Swap Receipt Due Trust			$2,163,698.60	$2,163,698.60
	iv	Days in Period	12/15/2004	3/15/2005	90	90

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6100%			2.64000%	2.64000%
	vi	Gross Swap Payment Due Counterparty			$2,261,448.94	$2,261,448.94
	vii	Days in Period	12/15/2004	3/15/2005	90	90

B	Cap Payments

					Cap Calculation

	i	Notional Swap Amount			$620,000,000.00
	ii	Maturity Date	3/15/2006
	Counterparty Pays:
	iii	3 Month Libor (interpolated for first accrual period)			2.49000%
	iv	Cap Rate			5.50000%
	v	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	vi	Days in Period	12/15/2004	3/15/2005	90
	vii	Cap Payment due Trust			$0.00

X. 2003-A            Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate

A Class A-1 Interest Rate	0.006500000	(12/15/04-03/15/05)	2.60000%

B Class A-2 Interest Rate	0.007325000	(12/15/04-03/15/05)	2.93000%

C Class B Interest Rate	0.008100000	(12/15/04-03/15/05)	3.24000%

D Class C Interest Rate	0.010225000	(12/15/04-03/15/05)	4.09000%

XI. 2003-A      Inputs From Prior Period 11/30/2004

A		Total Student Loan Pool Outstanding
		i	Portfolio Balance		$899,254,325.28
		ii	Interest To Be Capitalized		29,170,521.14

		iii	Total Pool		$928,424,846.42
		iv	Cash Capitalization Account (CI)		58,502,550.00

		v	Asset Balance		$986,927,396.42

	B	Total Note and Certificate Factor			0.9146986
	C	Total Note Balance			$965,653,741.84

	D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

		i	Current Factor	0.8199191	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
		ii	Expected Note Balance	$410,017,741.84	$320,000,000.00	$76,600,000.00	$76,600,000.00	$34,570,000.00	$47,866,000.00

		iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
		iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
	F	Unpaid Administration fees from Prior Quarter(s)			$0.00
	G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

XII.     2003-A Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	12/15/04	$883,217,742	$917,787,742	$965,653,742

Asset Balance	11/30/04	$986,927,396	$986,927,396	$986,927,396

Pool Balance	2/28/05	$912,091,144	$912,091,144	$912,091,144

Amounts on Deposit*	3/15/05	$80,668,753	80,388,736	79,899,306

Total		$992,759,896	$992,479,880	$991,990,451

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$103,709,654.58
Specified Class A Enhancement		$145,589,054.13	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$69,139,654.58
Specified Class B Enhancement		$98,272,611.54	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$21,273,654.58
Specified Class C Enhancement		$29,117,810.83	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII.     2003-A Cash Capitalization Account

Cash Capitalization Account Balance as of Collection End Date	2/28/2005	$58,502,550.00
Less: Excess of Trust fees & Note interest due over Available Funds	3/15/2005	$0.00

Cash Capitalization Account Balance (CI)*		$58,502,550.00

*	as defined under “Asset Balance” on page S-76 of the prospectus supplement

XIV.       2003-A       Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	12/15/2004	$883,217,741.84
	iii	Asset Balance	2/28/2005	$970,593,694.22

	iv	First Priority Principal Distribution Amount	3/15/2005	$0.00

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	12/15/2004	$917,787,741.84
	vii	Asset Balance	2/28/2005	$970,593,694.22
	viii	First Priority Principal Distribution Amount	3/15/2005	$0.00

	ix	Second Priority Principal Distribution Amount	3/15/2005	$0.00

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	12/15/2004	$965,653,741.84
	xii	Asset Balance	2/28/2005	$970,593,694.22
	xiii	First Priority Principal Distribution Amount	3/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	3/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	3/15/2005	$0.00

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	12/15/2004	$965,653,741.84
	ii	Asset Balance	2/28/2005	$970,593,694.22
	iii	Specified Overcollateralization Amount	3/15/2005	$21,273,654.58
	iv	First Priority Principal Distribution Amount	3/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	3/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	3/15/2005	$0.00
	vii	Regular Principal Distribution Amount		$16,333,702.20

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	2/28/2005	$970,593,694.22
	iii	85% of Asset Balance	2/28/2005	$825,004,640.09
	iv	Specified Overcollateralization Amount	3/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii - iv)		$825,004,640.09
	vi	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$16,333,702.20
	vii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	2/28/2005	$970,593,694.22
	iii	89.875% of Asset Balance	2/28/2005	$872,321,082.68
	iv	Specified Overcollateralization Amount	3/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii - iv)		$872,321,082.68
	vi	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Asset Balance	2/28/2005	$970,593,694.22
	iii	97% of Asset Balance	2/28/2005	$941,475,883.39
	iv	Specified Overcollateralization Amount	3/15/2005	$21,273,654.58
	v	Lesser of (iii) and (ii - iv)		$941,475,883.39
	vi	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

XV.     2003-A     Waterfall for Distributions

					Remaining
					Funds Balance
A		Total Available Funds (Sections III-K)		$32,236,718.54	$32,236,718.54

B		Primary Servicing Fees-Current Month plus any Unpaid		$518,502.14	$31,718,216.40

C		Quarterly Administration Fee plus any Unpaid		$20,000.00	$31,698,216.40

D		Auction Fees Due	3/15/2005	$0.00	$31,698,216.40
		Broker/Dealer Fees Due	3/15/2005	$0.00	$31,698,216.40

E		Gross Swap Payment due Counterparty A		$2,261,448.94	$29,436,767.46
		Gross Swap Payment due Counterparty B		$2,261,448.94	$27,175,318.52

F	i	Class A-1 Noteholders’ Interest Distribution Amount due	3/15/2005	$2,665,115.32	$24,510,203.20
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	3/15/2005	$2,344,000.00	$22,166,203.20
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	3/15/2005	$0.00	$22,166,203.20
	iv	Class A-4 Noteholders’ Interest Distribution Amount due	3/15/2005	$0.00	$22,166,203.20
	v	Swap Termination Fees due	3/15/2005	$0.00	$22,166,203.20

G		First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$22,166,203.20

H		Class B Noteholders’ Interest Distribution Amount due	3/15/2005	$280,017.00	$21,886,186.20

I		Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$21,886,186.20

J		Class C Noteholders’ Interest Distribution Amount		$489,429.85	$21,396,756.35

K		Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$21,396,756.35

L		Increase to the Specified Reserve Account Balance		$0.00	$21,396,756.35

M		Regular Principal Distribution Amount — Principal Distribution Account		$16,333,702.20	$5,063,054.15

N		Carryover Servicing Fees		$0.00	$5,063,054.15

O		Auction Rate Noteholder’s Interest Carryover
	i	Class A-3		$0.00	$5,063,054.15
	ii	Class A-4		$0.00	$5,063,054.15

P		Swap Termination Payments		$0.00	$5,063,054.15

Q		Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$5,063,054.15

R		Remaining Funds to the Certificateholders		$5,063,054.15	$0.00

XVI.     2003-A     Principal Distribution Account Allocations

				Remaining
				Funds Balance
A		Total from Collection Account	$16,333,702.20	$16,333,702.20

B	i	Class A-1 Principal Distribution Amount Paid	$16,333,702.20	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Distribution Paid	$0.00	$0.00

F		Remaining Class B Distribution Paid	$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVII.     2003-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$2,665,115.32	$2,344,000.00	$0.00	$0.00	$280,017.00	$489,429.85
	ii	Quarterly Interest Paid			2,665,115.32	2,344,000.00	0.00	0.00	280,017.00	489,429.85

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$16,333,702.20	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)			16,333,702.20	0.00	0.00	0.00	0.00	0.00

	ix	Difference			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$18,998,817.52	$2,344,000.00	$0.00	$0.00	$280,017.00	$489,429.85

B	Note Balances			12/15/2004	Paydown Factors	3/15/2005
	i	A-1 Note Balance	78443CAE4	$410,017,741.84		$393,684,039.64
		A-1 Note Pool Factor		0.8199191	0.0326628	0.7872563

	ii	A-2 Note Balance	78443CAF1	$320,000,000.00		$320,000,000.00
		A-2 Note Pool Factor		1.0000000	0.0000000	1.0000000	Next ARS
							Pay Date	Balances

	iii	A-3 Note Balance	78443CAJ3	$76,600,000.00		$76,600,000.00	03/17/05	$76,600,000.00
		A-3 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	iv	A-4 Note Balance	78443CAK0	$76,600,000.00		$76,600,000.00	03/30/05	$76,600,000.00
		A-4 Note Pool Factor		1.0000000	0.0000000	1.0000000		1.0000000

	v	B Note Balance	78443CAG9	$34,570,000.00		$34,570,000.00
		B Note Pool Factor		1.0000000	0.0000000	1.0000000

	vi	C Note Balance	78443CAH7	$47,866,000.00		$47,866,000.00
		C Note Pool Factor		1.0000000	0.0000000	1.0000000

XVIII.     2003-A     Historical Pool Information

			12/1/04-02/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	09/01/03-11/30/03	06/01/03-08/31/03	01/27/03-05/31/03
Beginning Student Loan Portfolio Balance			$899,254,325.28	$904,088,498.48	$915,463,207.98	$929,674,448.24	$939,963,063.42	$941,931,312.31	$950,860,882.57	$965,794,008.71

	Student Loan Principal Activity
	i	Principal Payments Received	$19,420,042.36	$17,068,067.75	$17,543,474.92	$16,672,468.03	$16,674,807.08	$15,842,825.30	$14,621,918.82	$19,739,960.28
	ii	Purchases by Servicer (Delinquencies >180)	2,086,297.17	2,274,468.81	1,539,447.39	788,272.01	737,588.04	173,809.48	353,324.27	79,002.74
	iii	Other Servicer Reimbursements	—	—	1,435.46	29,348.00	44.51	724.31	885.93	41.49
	iv	Seller Reimbursements	74,277.47	16,070.00	24,274.87	121,227.33	19,179.46	25,606.76	49,467.03	134,675.22

	v	Total Principal Collections	$21,580,617.00	$19,358,606.56	$19,108,632.64	$17,611,315.37	$17,431,619.09	$16,042,965.85	$15,025,596.05	$19,953,679.73
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	(6,465,234.14)	(13,535,427.26)	(7,272,975.84)	(3,281,180.36)	(6,549,770.46)	(12,602,082.87)	(5,599,582.19)	(4,391,385.55)
	iii	Capitalized Insurance Fee	($463,420.98)	($971,049.07)	($433,015.33)	($121,505.97)	($571,102.55)	($1,467,684.39)	($554,812.95)	($458,815.65)
	iv	Other Adjustments	815.37	(17,957.03)	(27,931.97)	2,611.22	(22,130.90)	(4,949.70)	58,369.35	(170,352.39)

	v	Total Non-Cash Principal Activity	$(6,927,839.75)	$(14,524,433.36)	$(7,733,923.14)	$(3,400,075.11)	$(7,143,003.91)	$(14,074,716.96)	$(6,096,025.79)	$(5,020,553.59)

(-)	Total Student Loan Principal Activity		$14,652,777.25	$4,834,173.20	$11,374,709.50	$14,211,240.26	$10,288,615.18	$1,968,248.89	$8,929,570.26	$14,933,126.14

	Student Loan Interest Activity
	i	Interest Payments Received	$7,350,831.66	$6,131,926.27	$5,977,573.14	$5,659,640.74	$5,709,448.24	$5,331,516.12	$5,278,543.75	$7,321,995.25
	ii	Repurchases by Servicer (Delinquencies >180)	86,371.07	102,546.85	53,213.19	22,760.31	23,997.03	4,181.44	10,839.32	5,216.47
	iii	Other Servicer Reimbursements	22.89	—	0.01	2,360.70	1.58	(26.40)	(51.74)	0.07
	iv	Seller Reimbursements	1,279.59	3,011.33	1,714.22	4,145.35	460.67	367.14	468.06	8,882.55
	v	Late Fees	112,206.09	85,547.56	76,828.01	65,382.33	66,703.72	48,241.84	45,213.15	69,417.72
	vi	Collection Fees	—	—	—	—	—	—	—	—

	viii	Total Interest Collections	7,550,711.30	6,323,032.01	6,109,328.57	5,754,289.43	5,800,611.24	5,384,280.14	5,335,012.54	7,405,512.06

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—	$—	$—	$—	$—	$—
	ii	Capitalized Interest	6,465,234.14	13,535,427.26	7,272,975.84	3,281,180.36	6,549,770.46	12,602,082.87	5,599,582.19	4,391,385.55
	iii	Other Interest Adjustments	2,547.26	12,577.11	3,761.68	15,890.58	26,748.44	12,334.20	57,820.00	(11,117.42)

	iv	Total Non-Cash Interest Adjustments	$6,467,781.40	$13,548,004.37	$7,276,737.52	$3,297,070.94	$6,576,518.90	$12,614,417.07	$5,657,402.19	$4,380,268.13

	v	Total Student Loan Interest Activity	$14,018,492.70	$19,871,036.38	$13,386,066.09	$9,051,360.37	$12,377,130.14	$17,998,697.21	$10,992,414.73	$11,785,780.19

(=)	Ending Student Loan Portfolio Balance		$884,601,548.03	$899,254,325.28	$904,088,498.48	$915,463,207.98	$929,674,448.24	$939,963,063.42	$941,931,312.31	$950,860,882.57
(+)	Interest to be Capitalized		$27,489,596.19	$29,170,521.14	$37,997,502.05	$40,397,122.73	$38,468,568.88	$39,829,607.08	$46,612,526.83	$45,954,342.67

(=)	TOTAL POOL		$912,091,144.22	$928,424,846.42	$942,086,000.53	$955,860,330.71	$968,143,017.12	$979,792,670.50	$988,543,839.14	$996,815,225.24

(+)	Cash Capitalization Account Balance (CI)		$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00	$58,502,550.00

(=)	Asset Balance		$970,593,694.22	$986,927,396.42	$1,000,588,550.53	$1,014,362,880.71	$1,026,645,567.12	$1,038,295,220.50	$1,047,046,389.14	$1,055,317,775.24

XIX.     2003-A Payment History and CPRs

Distribution	Actual	Since Issued	Distribution	Actual	Since Issued
Date	Pool Balances	CPR *	Date	Pool Balances	CPR *

Jun-03	$996,815,225	2.20%	Mar-05	$912,091,144	2.72%

Sep-03	$988,543,821	2.41%

Dec-03	$979,792,671	2.63%

Mar-04	$968,143,017	2.63%

Jun-04	$955,860,331	2.62%

Sep-04	$942,086,001	2.68%

Dec-04	$928,424,846	2.74%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.